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                                                                      EXHIBIT 11
                     SPACEHAB, INCORPORATED AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE

(IN THOUSANDS, EXCEPT SHARE DATA)                                              YEAR                  YEAR                   YEAR
                                                                              ENDED                  ENDED                  ENDED
                                                                             JUNE 30,               JUNE 30,                JUNE 30,
                                                                           ------------           ------------          ------------
                                                                               1999                   1998                  1997
                                                                           ------------           ------------          ------------
Net Income (loss) and Adjusted Earnings:
   Net income (loss) applicable to common
      Shareholders used for primary
      Computations                                                         $     (2,589)          $      9,604          $     13,832
                                                                           ------------           ------------          ------------
   Fully diluted adjustments:
   Savings in convertible note payable interest expense,
     net of tax                                                                   3,036                  2,625                    --
                                                                           ------------           ------------          ------------
      Adjusted net income applicable to
        Common shareholders assuming full dilution                         $        447           $     12,229          $     13,832
                                                                           ============           ============          ============

Average number of shares of common stock
   used for basic computation                                                11,184,742             11,154,271            11,118,825
                                                                           ------------           ------------          ------------
   Diluted adjustments (1):
      Weighted Average Shares and Share
       Equivalents Outstanding:
     Stock options assumed exercised at average
         Fair market value                                                      109,928                269,898                14,168
      Assumed conversion of convertible debt                                  4,642,202              3,147,109                27,329
                                                                           ------------           ------------          ------------
Total number of shares assumed to be
   Outstanding assuming full dilution                                        15,936,872             14,571,278            11,186,886
                                                                           ------------           ------------          ------------
Earnings Common Per Share:
Income (loss) per common share:
   Income (loss) before extraordinary item                                 ($      0.23)          $       0.86          $       0.95
   Extraordinary item                                                                --                     --                  0.29
                                                                           ------------           ------------          ------------
   Basic                                                                   ($      0.23)          $       0.86          $       1.24
                                                                           ============           ============          ============
   Income (loss) before extraordinary item                                 $       0.03           $       0.84          $       0.95
   Extraordinary item                                                                --                     --                  0.29
                                                                           ------------           ------------          ------------
   Diluted (1):                                                            $       0.03           $       0.84          $       1.24
                                                                           ------------           ------------          ------------
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(1) The assumed exercise of options and warrants and the conversion of convertible debt is anti-dilutive but are included in the calculation of dilutive earnings per share in accordance with Regulation S-K Item 601 (a)(11).